EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 24, 2010, relating to the consolidated financial statements of S&W Seed Company included in its Annual Report on Form 10-K for the fiscal year ended June 30, 2010 filed with the Securities and Exchange Commission on September 28, 2010.

/s/ M&K CPAS PLLC

Houston, Texas
October 4, 2010